Exhibit 99.1

   Cornerstone Bancshares, Inc. Announces 4th Quarter 2003 Financial Results


    HIXSON, Tenn., Jan. 21 /PRNewswire-FirstCall/ -- Cornerstone
Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:


    Cornerstone Bancshares, Inc saw its 4th quarter earnings increase to
$488 thousand or $.39 a share for the fourth quarter and $1.882 million for 2004 or $1.52 a share. This is over the previously announced and twice raised earnings estimate of $1.50. The Company's Board of Directors and Management are very pleased with 2003's performance and are very optimistic toward 2004. The earnings estimate the Company is projecting is $1.88 a share a 23.7% increase. To share this success with the Company's shareholders the Board of Directors declared a $0.10 cash dividend to be paid January 26, 2004. This year successfully completes the Company's five year business plan that brought in new management in 1999 and now has seen earnings grow to a level above the Bank's peer comparisons. Average loan growth is at 31% over the same quarter in 2002 and continues to see loan growth in the business lending part of the loan portfolio and is looking for ways to further leverage this segment of the Chattanooga market. Three factors have made Cornerstone's earnings growth so explosive first, the Bank, due to loan origination fees, has a very high net interest margin 4.98% when compared to peers, second, earning assets as a percentage of total assets have grown to 94%, third, non interest income has
increased 31% compared with 2002.   All of which bode well for future
earnings. On the horizon the Bank is in the final stages of completing our new Ooltewah Branch and expects the branch to open during the second quarter of 2004.

    The asset quality remained at the superior level during 2003 as non-performing loans as a percentage of average total loans dropped to 0.09% while 30-day past due loans as a percentage of total loans dropped to 0.20%. The Bank net charge off's for the year were $125 thousand while the Bank set aside a $545 thousand provision to maintain its target 1.25% loan loss allowance and even with the outstanding growth in the Bank's loan portfolio, the Bank's loan loss allowance was 1.28%. The Bank believes strongly that the most conservative approach should be used with the loan loss allowance and should align with any risk associated with the loan portfolio.

    Cornerstone Bancshares, Inc. 4th quarter 2003 earnings of $488 thousand represents a 58.1% increase over the 4th quarter in 2002 earnings of $309 thousand. Earnings per share for the 4th quarter 2003 was $0.39 compared to $0.25 per share for the 4th quarter of 2002.

    Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 4 branches and $200 million in assets specializing in business financial services.



    CORNERSTONE BANCSHARES, INC.
    Selected Financial Information
    as of December 31, 2003
    (in thousands)
                                                    Three Months
                                                   Ending Dec 31         %
              EARNINGS SUMMARY                   2003         2002     Change
    Interest income                            $2,979       $2,594     14.86%
    Interest expense                              797          827     -3.71%
    Net interest income                         2,182        1,766     23.56%
    Provision for loan loss                       135          263    -48.75%
    Net interest income after provision         2,047        1,503     36.23%
    Noninterest income                            308          236     30.32%
    Noninterest expense                         1,550        1,261     22.88%
    Pretax income                                 805          478     68.54%
    Income taxes                                  317          169     87.57%
    Net income                                   $488         $309     58.12%

    Earnings per common share                   $0.39        $0.25
    Weighted average common shares
       outstanding                          1,243,167    1,233,167


    CORNERSTONE BANCSHARES, INC.
    Selected Financial Information
    as of December 31, 2003
    (in thousands)
                                                    Year-to-Date
                                                   Ending Dec 31         %
              EARNINGS SUMMARY                   2003         2002     Change
    Interest income                           $11,327       $9,702     16.74%
    Interest expense                            3,211        3,309     -2.96%
    Net interest income                         8,116        6,394     26.94%
    Provision for loan loss                       545          683    -20.26%
    Net interest income after provision         7,571        5,710     32.58%
    Noninterest income                          1,242          947     31.12%
    Noninterest expense                         5,741        4,928     16.49%
    Pretax income                               3,072        1,729     77.65%
    Income taxes                                1,190          668     78.22%
    Net income                                 $1,882       $1,061     77.30%

    Earnings per common share                   $1.52        $0.86
    Weighted average common shares
       outstanding                          1,239,417    1,233,167


                                                    Three Months
               AVERAGE BALANCE                     Ending Dec 31         %
                SHEET SUMMARY                    2003         2002     Change
    Loans, net of unearned income            $153,455     $117,486     30.62%
    Investment securities & Other              25,381       23,875      6.31%
    Earning assets                            178,836      141,360     26.51%
    Total assets                              189,651      152,840     24.08%
    Noninterest bearing deposits               19,706       16,453     19.77%
    Interest bearing transaction deposits      50,644       39,182     29.25%
    Certificates of deposit                    79,723       69,764     14.28%
    Total deposits                            150,073      125,399     19.68%
    Other interest bearing liabilities         21,436       11,480     86.72%
    Shareholder's equity                       16,805       15,057     11.61%


                                                   Year-to-Date
               AVERAGE BALANCE                    Ending Dec 31        %
                SHEET SUMMARY                   2003        2002     Change
    Loans, net of unearned income           $141,585    $107,676     31.49%
    Investment securities & Other             25,668      24,182      6.15%
    Earning assets                           167,253     131,858     26.84%
    Total assets                             178,202     143,557     24.13%
    Noninterest bearing deposits              18,017      14,607     23.34%
    Interest bearing transaction deposits     47,766      38,663     23.54%
    Certificates of deposit                   74,109      65,159     13.74%
    Total deposits                           139,892     118,429     18.12%
    Other interest bearing liabilities        20,973       9,646    117.43%
    Shareholder's equity                      16,113      14,649      9.99%


                                              Three Months      Year-to-Date
                                             Ending Dec 31     Ending Dec 31
               SELECTED RATIOS               2003     2002     2003     2002

    Average equity to
      average assets                        8.86%    9.85%    9.04%   10.20%
    Average net loans to
      average total assets                 80.91%   76.87%   79.45%   75.01%
    Return on average assets                1.03%    0.81%    1.06%    0.74%
    Return on average total equity         11.62%    8.21%   11.68%    7.25%
    Book value per common share            $13.52   $12.21



SOURCE  Cornerstone Bancshares, Inc.
    -0-                             01/21/2004
    /CONTACT: Frank Hughes, Investor Relations of Cornerstone Bancshares, Inc., +1-423-385-3009, or fhughes@cscb-chatt.com/
    /Web site:  http://www.cscbank.com /
    (CSBQ)

CO:  Cornerstone Bancshares, Inc.
ST:  Tennessee
IN:  FIN
SU:  ERN